Exhibit (d)(1)(K)

JOHN HANCOCK VARIABLE INSURANCE TRUST

AMENDMENT TO AMENDED AND RESTATED ADVISORY AGREEMENT

AMENDMENT (the “Amendment”) made this 25th day of June, 2014, to the Amended and Restated Advisory Agreement dated September 30, 2008, between John Hancock Variable Insurance Trust (formerly, John Hancock Trust), a Massachusetts business trust (the “Trust” or “JHVIT”) and John Hancock Investment Management Services, LLC, a Delaware limited liability company (“JHIMS” or the “Adviser”). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.	CHANGE IN APPENDIX A

Appendix A is amended to:

(i) change the fees for the Financial Services Trust,

(ii) reduce the fees for the Fundamental Value Trust, and

(iii) change the funds whose net assets are aggregated for purposes of determining the advisory fee for the Fundamental Large Cap Value Trust.

2.	EFFECTIVE DATE

The Amendment shall become effective with respect to the fund on the later of:

(i) the date of its execution, and

(ii) approval by the Board of Trustees of the Trust of the Amendment.

3.	DEFINED TERMS

Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

4.	OTHER TERMS OF THE AGREEMENT

Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

John Hancock Variable Insurance Trust

By:	/s/ Andrew Arnott
Andrew Arnott, President

John Hancock Investment Management Services, LLC

By:	/s/ Phil Fontana
Phil Fontana, Vice President

APPENDIX A

ADVISORY FEE SCHEDULE

The Adviser shall serve as investment adviser for each Portfolio of the Trust listed below. The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to each Portfolio, the fee computed separately for such Portfolio at an annual rate as follows (the “Adviser Fee”).

The term Aggregate Net Assets in the chart below includes the net assets of a Portfolio of the Trust. It also includes with respect to certain Portfolios as indicated in the chart the net assets of one or more other portfolios, but in each case only for the period during which the subadviser for the Portfolio also serves as the subadviser for the other portfolio(s) and only with respect to the net assets of such other portfolio(s) that are managed by the subadviser.

For purposes of determining Aggregate Net Assets and calculating the Adviser Fee, the net assets of the Portfolio and each other fund of the Trust are determined as of the close of business on the previous business day of the Trust, and the net assets of each portfolio of each other fund are determined as of the close of business on the previous business day of that fund.

The Adviser Fee for a Portfolio shall be based on the applicable annual fee rate for the Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Aggregate Net Assets divided by (ii) Aggregate Net Assets (the “Applicable Annual Fee Rate”). The Adviser Fee for each Portfolio shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Portfolio. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

If, with respect to any Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date of such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

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Advisory Fee Schedules

Aggregate Net Assets Include the Net Assets of the following funds in addition to the
Trust Portfolio	Trust Portfolio	Advisory Fee of the Trust Portfolio-

500 Index Trust B	Not applicable	0.470% — first $500 million; and
0.460% — excess over $500 million.
Active Bond Trust	Active Bond Fund
	(JHF II)	0.600% — first $2.5 billion;
0.575% — next $2.5 billion; and
0.550% — excess over $5 billion

All Cap Core Trust	All Cap Core Fund	0.800% — first $500 million; and
	(JHF II)	0.750% — excess over $500 million.

Alpha Opportunities Trust	Alpha Opportunities Fund	1.025% — first $250 million;
	(JHF II)	1.00% — next $250 million;
0.975% — next $500 million; and
0.950%— excess over $1 billion

Blue Chip Growth	Blue Chip Growth Fund	0.825% — first $1 billion; and
Trust	(JHF II)	0.775% — excess over $1 billion.*
*When Aggregate Net Assets exceed $1 billion on any day, the annual rate of advisory fee for that day is 0.800% on the first $1 billion of Aggregate Net Assets.

Bond Trust	Bond PS Series	0.650% — first $500 million;
	(JHVIT)	0.600% — next $1 billion;
0.575% — next $1 billion;
0.550% — excess over $2.5 billion.

Bond PS Series	Bond Trust	0.650% — first $500 million;
	(JHVIT)	0.600% — next $1 billion;
0.575% — next $1 billion;
0.550% — excess over $2.5 billion.

Capital Appreciation Trust	Capital Appreciation Fund	0.850% — first $300 million;
	(JHF II)	0.800% — between $300 million and $500 million;
0.700% — between $500 million and $1 billion; and
0.670% — excess over $1 billion.

Capital Appreciation Value Trust	Capital Appreciation Value Fund (JHF II)	See below

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Core Bond Trust	Core Bond Fund	0.690% — first $200 million;
	(JHF II)	0.640% — next $200 million; and
0.570% — excess over $400 million.

Core Strategy Trust	See below	See below

Currency Strategies Trust	Currency Strategies Fund	0.950% — first $250 million;
	(JHF II)	0.900% — next $250 million and
0.850% — excess over $500 million.

Emerging Markets Value Trust	Emerging Markets Fund	1.00% — first $100 million; and
	(JHF II)	0.950% — excess over $100 million.

Equity-Income Trust	Equity-Income Fund	0.825% — first $1 billion; and
	(JHF II)	0.775% — excess over $1 billion.*
*When Aggregate Net Assets exceed $1 billion on any day, the annual rate of advisory fee for that day is 0.800% on the first $1 billion of Aggregate Net Assets.

Financial Services Trust	John Hancock Financial	0.800% — first $250 million;
	Industries Fund	0.775% — next $250 million;
0.750% — next $500 million; and
0.725% — excess over $1 billion.

Franklin Templeton Founding Allocation Trust	See below	See below

Fundamental All Cap Core Trust	Fundamental All Cap Core	0.675% — first $2.50 billion; and
	Fund	0.650% — excess over $2.50 billion.
(JHF II)

Fundamental Large Cap Value Trust	Fundamental Large Cap Value	0.700% — first $500 million;
	Fund	0.650% — next $500 million; and
	(JHF II)	0.600% — excess over $1 billion.
Fundamental Value Trust

Fundamental Value Trust	Fundamental Large Cap Value	0.700% — first $500 million;
	Trust	0.650% — next $500 million; and
	Fundamental Large Cap Value	0.600% — excess over $1 billion.
Fund (JHF II)

Global Bond Trust	Global Bond Fund	0.700% — at all asset levels.
(JHF II)

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Global Trust	JHVIT	0.850% — first $1 billion; and
	International Value Trust	0.800% — excess over $1 billion.
Income Trust
Mutual Shares Trust

JHF II
Global Fund
International Value Fund
Income Fund
Mutual Shares Fund
International Small Cap Fund

Health Sciences Trust	Health Sciences Fund (JHF II)	1.050% — first $500 million;
1.000% — next $250 million
0.950% — excess over $750 million.

*When Aggregate Net Assets exceed $750 million, the advisory fee is 0.95% on all net assets

High Yield Trust	High Yield Fund	0.700% — first $500 million; and
	(JHF II)	0.650% — excess over $500 million.

Income Trust		1.075% first $50 million;
	JHVIT	0.915% next $150 million;
	International Value Trust	0.825% next $300 million; and
	Global Trust	0.800% excess over $500 million
Mutual Shares Trust
	JHF II	When Aggregate Net Assets exceed $500 million, the advisory fee is 0.800% on all
	Income Fund	net assets of the Income Trust.
International Small Cap Fund
International Value Fund
Global Fund
Mutual Shares Fund

International Core Trust	International Core Fund	0.92% — first $100 million;
	(JHF III)	0.895% — next $900 million;
0.88% — next $1 billion;
0.85% — next $1 billion;
0.825% — next $1 billion;
0.800% — excess over $4 billion.

International Equity Index Trust B	Not applicable	0.550% — first $100 million; and
0.530% — excess over $100 million.

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International Growth Stock Trust	International Growth Stock	0.850% — first $250 million;
	Fund (JHF II)	0.800% — next $500 million and
0.750% — excess over $750 million.

International Small Company Trust	International Small Company
	Fund (JHF II)	0.950% — all asset levels

International Value Trust
	JHVIT	0.950% first $150 million;
	Global Trust	0.850% next $150 million; and
	Income Trust	0.800% excess over $300 million
Mutual Shares Trust
When Aggregate Net Assets exceed $300 million, the advisory fee rate is 0.800% on all net assets of the International Value Trust.
JHF II
Global Fund
Income Fund
International Small Cap Fund
International Value Fund
Mutual Shares Fund

Investment Quality Bond Trust	Investment Quality Bond	0.600% — first $500 million; and
	Fund (JHF II)	0.550% — excess over $500 million.

Lifecycle Trusts	See below	See below

Lifestyle Trusts	See below	See below

Lifestyle PS Series	See below	See below

Mid Cap Index Trust	Not Applicable	0.490% — first $250 million;
0.480% — next $250 million; and
0.460% — excess over $500 million.

Mid Cap Stock Trust	Mid Cap Stock Fund	0.875% — first $200 million;
	(JHF II)	0.850% — next $300 million; and
0.825% — excess over $500 million.

Mid Value Trust	Mid Value Fund	1.050% — first $50 million; and
	(JHF II)	0.950% — excess over $50 million.

Money Market Trust	Money Market Fund	0.500% — first $500 million; and
	(JHF II)	0.470% — excess over $500 million.

Money Market Trust B	Not applicable	0.500% — first $500 million; and
0.470% — excess over $500 million.

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Mutual Shares Trust	Mutual Shares Fund	0.960% — first $750 million; and
	(JHF II)	0.920% — excess over $750 million.

#When Aggregate Net Assets for the Mutual Shares Trust exceed $750 million, the advisory fee is 0.92% on all net assets of the Mutual Shares Trust.

Natural Resources Trust	Natural Resources Fund	1.000% — first $1 billion;
	(JHF II)	0.975% — next $1 billion;
0.950% — excess over $2 billion.

New Income Trust	Not Applicable	0.800% — first $50 million*;
(formerly, “Spectrum Income		0.750% — next $50 million*#;
Trust”)		0.675% — next $150 million*;
0.625% — next $250 million*; and
0.600% — excess over $500 million*.

*The annual rate of the advisory fee on all the net assets of the New Income Trust on any day shall not exceed 0.725%.

#When net assets of the New Income Trust exceed $100 million on any day, the annual rate of advisory fee for that day is 0.750% on the first $100 million of net assets of the New Income Trust.

Real Estate Securities Trust	Real Estate Securities	0.700% — at all asset levels.
Fund (JHF II)

Real Return Bond Trust	Real Return Bond	0.700% — first $1 billion; and
	Fund (JHF II)	0.650% — excess over $1 billion.

Science & Technology Trust	Science & Technology	1.050% — first $500 million; and
	Fund (JHF II)	1.000% — excess over $500 million.

Short Term Government	Short Term Government	0.570% — first $250 million; and
Income Trust	Income Fund (JHF II)	0.550% — excess over $250 million.

Small Cap Growth Trust	Small Cap Growth Fund (JHF II)	1.100% — first $100 million; 1.050% — excess over $100 million.

Small Cap Index Trust	Not Applicable	0.490% — first $250 million;
0.480% — next $250 million; and
0.460% — excess over $500 million.

Small Cap Opportunities Trust	Small Cap Opportunities Fund	1.000% — first $500 million;
	(JHF II)	0.950% — next $500 million;
0.900% — next $1 billion;
0.850%— excess over $2 billion;

Small Cap Value Trust	Small Cap Value Fund	1.100% — first $100 million;
	(JHF II)	1.050% — next $500 million; and
1.000% — excess over $600 million.

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Small Company Growth Trust	Small Company Growth Fund	1.050% — first $250 million; and
1.000% — excess over $250 million.

When Aggregate Net Assets of the following funds exceed $1 billion, the applicable rate is 1.000% on all net assets of the Small Company Growth Trust.

JHVIT
Small Cap Opportunities Trust
International Growth Stock Trust
Value Trust

JHF II
Small Company Growth Fund
Small Cap Opportunities Fund
International Growth Stock Fund
Value Fund

Small Company Value Trust	Small Company Value Fund	1.050% — first $500 million; and
	(JHF II)	1.000% — excess over $500 million.

Strategic Equity Allocation Trust	Strategic Equity Allocation	0.675% First $2.5 billion;
	Fund (JHF II)	0.650% Next $5 billion;
0.625% Next 2.5 billion and
0.600% Excess over $10 billion.

Strategic Income Opportunities	Strategic Income	0.700% — first $500 million;
Trust	Opportunities Fund	0.650% — next $3 billion; and
	(JHF II)	0.600% — excess over $3.5 billion

Total Bond Market Trust B	Total Bond Market Trust A	0.470% — first $1.5 billion;
0.460% — excess over $1.5 billion

Total Return Trust	Total Return Fund	See below
(JHF II)

Total Stock Market Index Trust	Total Stock Market Index	0.490% — first $250 million;
	Fund (JHF II)	0.480% — next $250 million; and
0.460% — excess over $500 million.

Ultra Short Term Bond Trust	Not applicable	0.550% — first $250 million; and
0.530% — excess over $250 million.

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U.S. Equity Trust	U.S. Equity Fund	0.780% — first $500 million;
	(JHF II)	0.760% — next $500 million; and
0.740% — excess over $1 billion.

Utilities Trust	Utilities Fund	0.825% — first $600 million;
	(JHF II)	0.800% — next $300 million;
0.775% — next $600 million; and
0.700% — excess over $1.5 billion.

Value Trust	Value Fund	0.750% — first $200 million;
	(JHF II)	0.725% — next $300 million; and
0.650% — excess over $500 million.

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Capital Appreciation Value Trust

If net assets are less than $500 million, the following fee schedule shall apply:

Portfolio	First $250 million of Net Assets	Excess Over $250 million of Net Assets
Capital Appreciation Value Trust	0.950%	0.850%

If net assets equal or exceed $500 million but are less than $2 billion, the following fee schedule shall apply:

Portfolio	First $1 billion of Net Assets	Excess Over $1 billion of Net Assets
Capital Appreciation Value Trust	0.850%	0.800%

If net assets equal or exceed $2 billion but are less than $3 billion, the following fee schedule shall apply:

Portfolio	First $500 million of Net Assets	Excess Over $500 million of Net Assets
Capital Appreciation Value Trust	0.850%	0.800%

If net assets equal or exceed $3 billion, the following fee schedule shall apply:

Portfolio	All Asset Levels
Capital Appreciation Value Trust	0.800%

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Total Return Trust

The Adviser shall serve as investment adviser for the Portfolio of the Trust listed below. The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to the Portfolio, the fee computed separately for the Portfolio at an annual rate as follows (the "Adviser Fee").

Pacific Investment Management Company (“PIMCO”) is the Subadviser to the Portfolio

During the period during which PIMCO is the subadviser to the Portfolio, if Relationship Net Assets* equal or exceed $3 Billion, the following fee schedule shall apply:

Portfolio	First $1 Billion of Total Return Net Assets**	Excess Over $1 Billion of Total Return Net Assets**
Total Return Trust	0.700%	0.675%

If Relationship Net Assets* are less than $3 Billion, the following fee schedule shall apply:

Portfolio	All Asset Levels
Total Return Trust	0.700%

*The term Relationship Net Assets shall mean the aggregate net assets of all portfolios of the John Hancock Trust and the John Hancock Funds II that are subadvised by PIMCO. These funds currently include the Total Return Trust, the Real Return Bond Trust and the Global Bond Trust, each a series of the Trust, and the Total Return Fund, the Real Return Bond Fund and the Global Bond Fund, each a series of John Hancock Funds II.

PIMCO is not the Subadviser to the Portfolio

If PIMCO is not the subadviser to the Portfolio, the following fee schedule shall apply:

Portfolio	First $1 Billion of Total Return Net Assets**	Excess Over $1 Billion of Total Return Net Assets**
Total Return Trust	0.700%	0.675%

**The term Total Return Net Assets includes the net assets of the Portfolio. It also includes with respect to the Portfolio the net assets of the Total Return Fund, a series of John Hancock Funds II but only for the period during which the subadviser for the Portfolio also serves as the subadviser for the Total Return Fund. For purposes of determining Total Return Net Assets and calculating the Advisory Fee, the net assets of the Portfolio are determined as of the close of business on the previous business day of the Trust, and the net assets of the Total Return Trust are determined as of the close of business on the previous business day of that fund.

The Adviser Fee for a Portfolio shall be based on the applicable annual fee rate for the Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Total Return Net Assets divided by (ii) Total Return Net Assets (the “Applicable Annual Fee Rate”). The Adviser Fee for each Portfolio shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Portfolio. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

If, with respect to any Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

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Funds of Funds

The Adviser shall serve as investment adviser for each of the Trusts named below (each a “Fund of Funds”):

Core Strategy Trust	Lifecycle 2035 Trust
Franklin Templeton Founding Allocation Trust	Lifecycle 2040 Trust
Lifecycle 2045 Trust
Lifecycle 2050 Trust
Lifecycle 2010 Trust	(collectively, the “Lifecycle Trusts”)
Lifecycle 2015 Trust
Lifecycle 2020 Trust	Lifestyle Aggressive Trust
Lifecycle 2025 Trust	Lifestyle Balanced Trust
Lifecycle 2030 Trust	Lifestyle Conservative Trust
Lifestyle Growth Trust
Lifestyle Moderate Trust
(collectively, the “Lifestyle Trusts”)

Lifestyle Aggressive PS Series
Lifestyle Balanced PS Series
Lifestyle Conservative PS Series
Lifestyle Growth PS Series
Lifestyle Moderate PS Series
(collectively, the “Lifestyle PS Series”)

Certain Definitions:

“Affiliated Fund Assets” means the net assets or Aggregate Net Assets (as applicable) of a Fund of Funds that are invested in Affiliated Funds.

“Affiliated Funds” are any fund of John Hancock Trust (“JHVIT”), John Hancock Funds II (“JHF II”) or John Hancock Funds III (“JHF III”), excluding the following funds of JHVIT: the Money Market Trust B, 500 Index Trust B, International Equity Index Trust B and Total Bond Market Trust B. In the case of Core Fundamental Holdings Trust and Core Global Diversification Trust, Affiliated Funds also includes the funds of American Fund Insurance Series.

“Aggregate Net Assets” of a Fund of Funds means the net assets of the Fund of Funds and the net assets of one or more other Funds of JHVIT, JHF II or JHF III, but only with respect to and for so long as such other Fund or Funds are managed by the same subadviser as the Fund of Funds.

“Other Assets” means the net assets or Aggregate Net Assets, as applicable, of a Fund of Funds that are not invested in Affiliated Funds.

Adviser Fee:

The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to each Fund of Funds, a fee computed separately for each Fund of Funds as follows (the “Adviser Fee”).

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The Adviser Fee for each Fund of Funds has two components: (a) a fee on Affiliated Fund Assets; and (b) a fee on Other Assets. Each such fee shall each be accrued and paid daily to the Adviser for each calendar day. The daily Adviser Fee for each Fund of Funds shall be the sum of the daily fee on Affiliated Fund Assets and the daily fee on Other Assets. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

(a) Fee on Affiliated Fund Assets. The fee on Affiliated Fund Assets is stated as an annual percentage of the current value of either the net assets or the Aggregate Net Assets (as applicable) of the Fund of Funds, in each case determined in accordance with the fee schedule set forth below for the Fund of Funds, and that percentage rate (the “Applicable Annual Affiliated Funds Fee Rate”) is applied to the Affiliated Fund Assets of the Fund of Funds. For each day the Applicable Annual Affiliated Funds Fee Rate for the Fund of Funds shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates for Affiliated Fund Assets in the fee schedule to the applicable portions of the net assets or Aggregate Net Assets of the Fund of Funds divided by (ii) the net assets or Aggregate Net Assets, respectively, of the Fund of Funds. The daily fee accrual on Affiliated Fund Assets will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Affiliated Funds Fee Rate, and multiplying this product by the Affiliated Fund Assets of the Fund of Funds.

(b) Fee on Other Assets. The fee on Other Assets is stated as an annual percentage of the current value of either the net assets or the Aggregate Net Assets (as applicable) of the Fund of Funds, in each case determined in accordance with the fee schedule set forth below for the Fund of Funds, and that percentage rate (the “Applicable Annual Other Assets Fee Rate”) is applied to the Other Assets of the Fund of Funds. For each day the Applicable Annual Other Assets Fee Rate for the Fund of Funds shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates for Other Assets in the fee schedule to the applicable portions of the net assets or Aggregate Net Assets of the Fund of Funds, divided by (ii) the net assets or Aggregate Net Assets, respectively, of the Fund of Funds. The daily fee accrual on Other Assets will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Other Assets Fee Rate, and multiplying this product by the Other Assets of the Fund of Funds.

Net assets, Aggregate Net Assets, Affiliated Fund Assets and Other Assets with respect to a Fund of Funds shall be determined as of the close of business on the previous business day of JHVIT for JHVIT Funds, as of the close of business on the previous business day of JHF II for JHF II Funds and as of the close of business on the previous business day of JHF III for JHF III Funds.

If, with respect to any Fund of Funds, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Affiliated Funds Fee Rate or the Applicable Annual Other Assets Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

Fee Schedules:

	Rates Applied to Net Assets of the Fund of Funds
Fund of Funds	Affiliated Fund Assets		Other Assets
	First $500 million	Excess Over $500 million	First $500 million	Excess Over $500 million

Core Strategy Trust	0.050%	0.040%	0.500%	0.490%

Franklin Templeton Founding Allocation Trust	0.050%	0.040%	0.500%	0.490%

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Lifecycle Trusts

	Rates Applied to Aggregate Net Assets of the Fund of Funds (1)
Fund of Funds	Affiliated Fund Assets		Other Assets
	First $7.5 billion	Excess Over $7.5 billion	First $7.5 billion	Excess Over $7.5 billion
Each Lifecycle Trust	0.060%	0.050%	0.510%	0.500%

(1) Aggregate Net Assets. For each Lifecycle Trust, Aggregate Net Assets include the net assets of all the JHVIT Lifecycle Trusts, the net assets of all the JHF II Retirement Choices Portfolios, the net assets of all of the JHF II Retirement Living Portfolios and the net assets of all the JHF II Retirement Living II Portfolios.

Lifestyle Trusts

Lifestyle PS Series

	Rates Applied to Aggregate Net Assets of the Fund of Funds (1)
Fund of Funds	Affiliated Fund Assets		Other Assets
	First $7.5 billion	Excess Over $7.5 billion	First $7.5 billion	Excess Over $7.5 billion
Each Lifestyle Trust Each Lifestyle PS Series	0.050%	0.040%	0.500%	0.490%

(1) Aggregate Net Assets. For each Lifestyle Trust and each Lifestyle PS Series, Aggregate Net Assets include the net assets of all the JHVIT Lifestyle Trusts, the JHVIT Lifestyle PS Series, the JHF II Lifestyle Portfolios and the JHF II Lifestyle II Portfolios. The JHVIT Lifestyle Trusts are: Lifestyle Aggressive Trust, Lifestyle Balanced Trust, Lifestyle Conservative Trust, Lifestyle Growth Trust and Lifestyle Moderate Trust. The JHVIT Lifestyle PS Series are: Lifestyle Aggressive PS Series, Lifestyle Balanced PS Series, Lifestyle Conservative PS Series, Lifestyle Growth PS Series and Lifestyle Moderate PS Series. The JHF II Lifestyle Portfolios are: the Lifestyle Aggressive Portfolio, Lifestyle Balanced Portfolio, Lifestyle Conservative Portfolio, Lifestyle Growth Portfolio and Lifestyle Moderate Portfolio. The JHF II Lifestyle II Portfolios are: the Lifestyle II Aggressive Portfolio, Lifestyle II Balanced Portfolio, Lifestyle II Conservative Portfolio, Lifestyle II Growth Portfolio and Lifestyle II Moderate Portfolio.

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